Exhibit 99.1

Siebert Reports Fourth Quarter and Full Year 2021 Financial Results

•	Revenue Growth of 23% for Full Year 2021

•	Operating Income Growth of 111% for Full Year 2021

•	Stockholder’s Equity Growth of 30% for Full Year 2021

•	MSCO Net Capital Growth of 32% for Full Year 2021

•	Strategic Investments in Tigress and Hedge Connection Extend Siebert’s Commitment to Empowering Clients’ Success While Helping Narrow the Wealth Gap Through Inclusive Investing

NEW YORK, NY – March 30, 2022 – Siebert Financial Corp. (NASDAQ: SIEB) (“Siebert”), a mission-driven provider of financial services, today reported financial results for the full year ended December 31, 2021.

Full Year 2021 Financial Highlights

•	Revenue of $67.5 million, up 23% from the prior year period
•	Operating income of $6.8 million, up 111% from the prior year period
•	Operating margin of 10.0%, an improvement compared to 5.8% in the prior year period
•	Net income of $5.0 million, up 69% from the prior year period
•	Earnings per share of $0.16 increased 60% from $0.10 in the prior year period
•	Total assets under management of $17.3 billion, an increase from $16.2 billion from the end of 2020

Recent Business Highlights

•	Completed previously announced strategic investment in Tigress Financial Partners and launched RISE Financial Services, a woman-owned, diverse financial services firm, extending Siebert’s 50+ year history of diversity, equity, and inclusion which began with the legendary Muriel Siebert. RISE Prime, a division of RISE Financial Services, specializes in offering a comprehensive suite of prime brokerage services aligned with the growing mission-driven Environmental, Social and Governance (ESG) initiatives of institutional investors.
•	Completed a minority investment in Hedge Connection, the only woman owned FinTech company offering a capital introduction solution platform for hedge funds. Hedge Connection is democratizing the capital raising process so that all managers, including talented minority and woman emerging managers, can gain access to institutional investors and break down barriers that impede growth.
•	Purchased office building in Miami, Florida to serve as the headquarters for Siebert. Miami is continuing to grow as a major hub for financial companies, and the building purchase strengthens Siebert’s presence in the Greater Miami area following the opening of Siebert’s Miami office in 2019.

Management Commentary

“Our financial results for 2021 reflect the continued execution of our strategic objectives, which has established a solid foundation for Siebert in 2022,” said Gloria E. Gebbia, controlling shareholder and board member of Siebert. “Siebert is a mission-driven financial services company, and we continue to modernize our offerings to empower our clients’ success while helping narrow the wealth gap through inclusive investing. The recent rebranding of RISE along with our minority investment in Hedge Connection further strengthens our commitment and positions Siebert as a strategic partner to institutional clients when diversity and access to best-in-class prime brokerage services matter.”

Andrew Reich, CFO of Siebert, commented: “Our strong revenue performance in 2021 was driven by our Securities Finance and Market Making divisions, which contributed to the 23% topline growth we delivered in 2021 along with improved profitability. Both our Securities Finance and Market Making divisions achieved year-over-year revenue growth of almost 200% and continue to be key areas to achieve future growth initiatives. Further, revenues from our Investment Advisory subsidiary NXT increased by over 46% and we continue to look for opportunities to expand offerings and services. We continue to focus on identifying opportunities to further drive revenue growth and improve profitability while continuing to support the goals of our strategic partners and clients.”

Notice to Investors

This communication is provided for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities in the United States or elsewhere.

About Siebert Financial Corp.

Siebert is a diversified financial services company that has been in business and a member of the NYSE since 1967 when Muriel Siebert became the first woman to own a seat on the NYSE and the first to head one of its member firms.

Siebert operates through its subsidiaries Muriel Siebert & Co., Inc., Siebert AdvisorNXT, Inc., Park Wilshire Companies, Inc., Rise Financial Services, LLC, Siebert Technologies, LLC and StockCross Digital Solutions, Ltd. Through these entities, Siebert provides a full range of brokerage and financial advisory services including securities brokerage, investment advisory and insurance offerings, prime brokerage, capital intro, and corporate stock plan administration solutions. For over 50 years, Siebert has been a mission-driven company that values its clients, shareholders, and employees. More information is available at www.siebert.com.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our management’s beliefs, objectives, and expectations as of the date hereof, are based on the best judgement of our management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events such as the COVID-19 pandemic and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with risks and uncertainties detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Q.

We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Investor Relations:
Alex Kovtun and Matt Glover
Gateway Group, Inc.
949-574-3860
sieb@gatewayir.com